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                                                                       EXHIBIT 5

           [Letterhead of Lange, Simpson, Robinson & Somerville LLP]

                               November 10, 1998


Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203

          Re:  Regions Financial Corporation
               S-4 Registration Statement
               Combination with Meigs County Bancshares, Inc.

Ladies and Gentlemen:

     We have acted as counsel for Regions Financial Corporation, a Delaware corporation ("Regions") in connection with the merger of Meigs County Bancshares, Inc. ("MCB") with and into Regions (the "Merger") and in connection with the registration of shares of common stock of Regions, par value $.625 per share ("Regions Common Stock"), on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of common stock of Regions, par value $.625 per share, to the stockholders of MCB upon consummation of the Merger. The maximum number of shares of Regions to be issued in the Merger is estimated to be 577,143.

     We have examined and are familiar with the registration statement on Form S-4 filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of Regions and the documents and records as we have deemed relevant for purposes of rendering this opinion.

     Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of Regions Common Stock issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville LLP under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.


                               Very truly yours,


                 /s/ Lange, Simpson, Robinson & Somerville LLP